As filed with the Securities and Exchange Commission on June 27, 1996
                                                 Registration No. ______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                HFS INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                                           22-3059335
 (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                      Identification Number)

      339 Jefferson Road
    Parsippany, New Jersey                                       07054
 (Address of principal executive office)                      (Zip Code)

                                HFS Incorporated
                              Employee Savings Plan
                            (Full title of the plan)

                             James E. Buckman, Esq.
                339 Jefferson Road, Parsippany, New Jersey 07054
                                 (201) 428-9700
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                 Proposed Max-
Title of                         imum Offering  Proposed Maximum   Amount of
Securities to    Amount to be    Price Per      Aggregate Offering Registration
be Registered    Registered(1)   Share (2)(3)   Price(2)(3)        Fee(2)
- --------------------------------------------------------------------------------
Common Stock,
par value $.01
per share        200,000         $63.375        $12,675,000        $4,371
================================================================================

(1) An additional 60,000 shares (after adjustment for a two-for-one stock split effected as of February 14, 1996) of the Registrant's Common Stock, par value $.01 per share, issuable pursuant to the Registrant's Employee Savings Plan, were previously registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registrant's Registration Statement on Form S-8, file number 33- 72752.
(2) Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, the proposed maximum offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Transaction Tape on June 21, 1996, within five business days prior to the date of filing of this Registration Statement.
(3)     Estimated solely for the purpose of calculating the registration fee.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

               Not required to be filed with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the registrant, HFS Incorporated, a Delaware corporation (the "Registrant"), are incorporated by reference in this Registration Statement:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ending December 31, 1995 (File Number 1-11402) filed with the Commission on March 29, 1996 and the Registrant's quarterly report on Form 10-Q for the quarterly period ending March 31, 1996, filed with the Commission on May 15, 1996;

        (b) All reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to December 31, 1995.

        (c) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on
September 28, 1994 (File Number 1-11402) pursuant to Section 12(b) of the Exchange Act and any amendment or report filed with the Commission for purposes of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

               Not applicable.

Item 5. Interests of Named Experts and Counsel

               Not applicable.

Item 6. Indemnification of Directors and Officers

               Registrant  is a  Delaware  corporation.  Reference  is  made  to
Section 145 of the Delaware General Corporation Law, as amended ("GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred in connection therewith.

               Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

               Articles Ninth and Tenth of the Registrant's Restated Certificate of Incorporation provide for (i) the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL, and (ii) the Registrant to indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

               The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are customary in such insurance policies, against certain liabilities which may be incurred in those capacities.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

4.1  HFS Incorporated Amended and Restated Employee Savings Plan
4.2 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 22, 1996 (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form 8-A filed on February 21, 1996)
4.3 Registrant's By-Laws (Incorporated by reference to the Registrant's Registration Statement on Form S-8, file number 33-83956, Exhibit 4.3)
5.1  Opinion of Carpenter, Bennett & Morrissey
23.1 Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated
23.2 Consent of Deloitte & Touche LLP relating to the financial statements of Century 21 Real Estate of Mid-Atlantic States, Inc.
23.3 Consent of Toback CPAs, P.C. relating to the financial statements of Century 21 of the Southwest, Inc.
23.4 Consent of Woolard, Krajnik & Company relating to the financial statements of Century 21 of Eastern Pennsylvania, Inc.
23.5 Consent of Beers & Cutler relating to the financial statements of Century 21 Real Estate of the Mid-Atlantic States, Inc.

23.6 Consent of White, Nelson & Co. LLP relating to the financial statements of Century 21 Region V, Inc.
23.7 Consent of Ernst & Young LLP relating to the financial statements of Electronic Realty Associates, Inc. and Electronic Realty Associates, L.P.
23.8 Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell Banker Corporation.
23.9 Consent of Deloitte & Touche LLP relating to the financial statements of Coldwell Banker Corporation.
23.10 Consent of Carpenter, Bennett & Morrissey (contained in Exhibit 5.1)
24.1 Power of Attorney (contained in the signature page hereof)

Item 9. Undertakings.

               (a)    The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      i) To include any prospectus required by  Section 10(a)(3)
               of the Securities Act;

                      ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

                      iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

        (b) The undersigned  Registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 27th day of June 1996.

                                    HFS INCORPORATED



                                    By: /s/ Henry R. Silverman
                                            Henry R. Silverman
                                            Chairman of the Board and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry R. Silverman, Stephen P. Holmes and James E. Buckman his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                            Title                              Date

/s/ Henry R. Silverman          Chairman of the Board,             June 27, 1996
Henry R. Silverman              Chief Executive Officer
                                and Director
                                (Principal Executive Officer)

/s/John D. Snodgrass            President, Chief Operating         June 27, 1996
John D. Snodgrass               Officer and Director

                                Executive Vice President,          June 27, 1996
/s/ Stephen P. Holmes           Chief Financial Officer,
Stephen P. Holmes               Treasurer and Director
                                (Principal Financial Officer
                                and Principal Accounting Officer)

/s/ James E. Buckman            Executive Vice President,          June 27, 1996
James E. Buckman                General Counsel and Director

_____________________           Director
Martin L. Edelman

_____________________           Director
Robert E. Nederlander

_____________________           Director
Robert W. Pittman

/s/ Leonard Schutzman           Director                           June 27, 1996
Leonard Schutzman

/s/ Robert F. Smith             Director                           June 27, 1996
Robert F. Smith

/s/ Roger J. Stone, Jr.         Director                           June 27, 1996
Roger J. Stone, Jr.

                                        EXHIBIT INDEX

4.1  HFS Incorporated Amended and Restated Employee Savings Plan

4.2 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 22, 1996 (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form 8-A filed on February 21, 1996)

4.3  Registrant's  By-Laws   (Incorporated  by  reference  to  the  Registrant's
     Registration Statement on Form S-8, file number 33-83956, Exhibit 4.3)

5.1  Opinion of Carpenter, Bennett & Morrissey

23.1 Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated

23.2 Consent of Deloitte & Touche LLP relating to the financial statements of Century 21 Real Estate of Mid-Atlantic States, Inc.

23.3 Consent of Toback CPAs, P.C. relating to the financial statements of Century 21 of the Southwest, Inc.

23.4 Consent  of  Woolard,  Krajnik &   Company   relating   to  the   financial
     statements of Century 21 of Eastern Pennsylvania, Inc.

23.5 Consent of Beers & Cutler relating to the financial statements of Century 21 Real Estate of the Mid-Atlantic States, Inc.

23.6 Consent of White, Nelson & Co. LLP relating to the financial statements of Century 21 Region V, Inc.

23.7 Consent of Ernst & Young LLP relating to the financial statements of Electronic Realty Associates, Inc. and Electronic Realty Associates, L.P.

23.8 Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell Banker Corporation.

23.9 Consent of Deloitte & Touche LLP relating to the financial statements of Coldwell Banker Corporation.

23.10 Consent of Carpenter, Bennett & Morrissey (contained in Exhibit 5.1)

24.1  Power of Attorney (contained in the signature page hereof)